UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 6, 2008

MOBILITY ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-30907 (Commission File Number)	86-0843914 (IRS Employer Identification No.)

17800 N. Perimeter Dr., Suite 200, Scottsdale, Arizona (Address of Principal Executive Offices)	85255 (Zip Code)

(480) 596-0061 (Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On March 6, 2008, William O. Hunt submitted his written resignation as a member of the Board of Directors of Mobility Electronics, Inc. (the “Company”). Mr. Hunt had been the Chairman of the Compensation & Human Resources Committee and a member of the Corporate Governance & Nominating Committee. Mr. Hunt’s letter, which is attached hereto as an exhibit and incorporated herein by reference, includes his description of the circumstances related to his resignation. While not reflected in the attached letter, the Company believes that Mr. Hunt’s resignation may have been the result of the decision of the Company’s Board of Directors, on March 6, 2008, that it was in the Company’s best interests to reduce the size of the Company’s Board of Directors from seven members to five and that he was not being nominated for re-election to the Company’s Board of Directors at the Company’s upcoming annual meeting.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description of Document

17.1	Letter from William O. Hunt dated March 6, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOBILITY ELECTRONICS, INC.
Dated: March 11, 2008	By:	/s/ Michael D. Heil
	Name:	Michael D. Heil
	Title:	President & Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description of Document

17.1	Letter from William O. Hunt dated March 6, 2008.